EXHIBIT 99.1

Contact:

Investors:	Media:
888-969-7879	888-969-7879
IR@travere.com	mediarelations@travere.com

Travere Therapeutics Reports Fourth Quarter and Full Year 2023 Financial Results

Received 459 new patient start forms (PSFs) for FILSPARI® (sparsentan) in Q4 2023; Total of 1,452 PSFs received in 2023
Company nearing submission of sNDA to convert U.S. accelerated approval of FILSPARI in IgAN to full approval
CHMP opinion on potential approval in Europe for sparsentan in IgAN anticipated in Q1 2024
Pivotal Phase 3 HARMONY Study of pegtibatinase in classical homocystinuria (HCU) enrolling; topline data anticipated in 2026
Net product sales of $39.9 million for Q4 2023; $127.5 million for FY 2023
Cash, cash equivalents, and marketable securities as of December 31, 2023, totaled $566.9 million

SAN DIEGO, February 15, 2024 – Travere Therapeutics, Inc. (NASDAQ: TVTX) today reported its fourth quarter and full year 2023 financial results and provided a corporate update.
“With ongoing growth in demand for FILSPARI in IgAN and the initiation of the pivotal Phase 3 program of pegtibatinase in HCU, we have made strong progress towards our goal of breaking down barriers in rare kidney and metabolic diseases where there has historically been little innovation,” said Eric Dube, Ph.D., president and chief executive officer of Travere Therapeutics. "As we enter 2024, our top priority remains furthering the strength of the U.S. commercial launch of FILSPARI in IgAN. With the potential full approval of FILSPARI, anticipated inclusion into the global treatment guidelines for IgAN as well as additional data planned in 2024, we are well-positioned to build upon our current momentum. Additionally, with a potential conditional marketing approval of FILSPARI for IgAN in the EU and development progress in Japan, we look to make sound progress with our foreign partners towards the shared goal of reaching patients outside of the U.S. Beyond FILSPARI, we look forward to advancing the innovative Phase 3 HARMONY Study of pegtibatinase, which is designed to ultimately deliver the first disease modifying therapy for people living with HCU.”
Financial Results for Continuing Operations for the Quarter Ended December 31, 2023
The following financial results discussion compares Travere’s continuing operations. All periods unless otherwise specified have been adjusted to exclude discontinued operations related to the divestiture of the bile acid product portfolio completed on August 31, 2023.
Net product sales for the fourth quarter of 2023 were $39.9 million, compared to $25.8 million for the same period in 2022. For the full year 2023, net product sales were $127.5 million, compared to $98.0 million for the same period in 2022. The increase is primarily attributable to sales from the ongoing commercial launch of FILSPARI.
Research and development (R&D) expenses for the fourth quarter of 2023 were $59.7 million, compared to $58.1 million for the same period in 2022. For the full year 2023, R&D expenses were $245.0 million, compared to $227.3 million for the same period in 2022. The difference is largely attributable to the continued advancement of the Company’s pegtibatinase clinical program, including clinical trial expenses and manufacturing, as well as increased headcount. On a non-GAAP adjusted basis, R&D expenses were $55.3 million for the fourth quarter of 2023, compared to $52.0 million for the same period in 2022.
Selling, general, and administrative (SG&A) expenses for the fourth quarter of 2023 were $63.6 million, compared to $57.1 million for the same period in 2022. For the full year 2023, SG&A expenses were $265.5 million, compared to $197.5 million for the same period in 2022. The difference is largely attributable to commercial launch related activities following the accelerated approval of FILSPARI in February 2023, as well as legal fees. On a non-GAAP adjusted basis, SG&A expenses were $49.7 million for the fourth quarter of 2023, compared to $44.3 million for the same period in 2022.
Total other income, net, for the fourth quarter of 2023 was $5.7 million, compared to $1.1 million for the same period in 2022. The difference is largely attributable to an increase in interest income during the period.

Net loss including discontinued operations for the fourth quarter of 2023 was $90.2 million, or $1.18 per basic share, compared to a net loss of $65.8 million, or $1.03 per basic share for the same period in 2022. For the full year 2023, net loss including discontinued operations was $111.4 million, compared to $278.5 million for the same period in 2022. On a non-GAAP adjusted basis, net income including discontinued operations for the fourth quarter of 2023 was $71.8 million, or $0.94 per basic share, compared to a net loss of $46.9 million, or $0.73 per basic share for the same period in 2022.
As of December 31, 2023, the Company had cash, cash equivalents, and marketable securities of $566.9 million.
Program Updates and Anticipated Milestones
FILSPARI® (sparsentan) – IgAN
•On February 17, 2023, the U.S. Food and Drug Administration (FDA) granted accelerated approval to FILSPARI to reduce proteinuria in adults with primary IgAN at risk of rapid disease progression, generally a urine protein-to-creatinine ratio (UPCR) ≥1.5 g/g. FILSPARI became commercially available the week of February 27, 2023. Commercial progress in the ongoing launch has resulted in:
•459 new patient start forms (PSFs) received in the fourth quarter of 2023; as of December 31, 2023 a total of 1,452 PSFs had been received since approval.
•Net product sales of $14.7 million during the fourth quarter, bringing the total to $29.2 million in net product sales since the beginning of the launch.
•The Company expects to submit a supplemental New Drug Application (sNDA) in the first quarter of 2024 for conversion of the existing U.S. accelerated approval of FILSPARI to full approval.
•The Company and its collaborator CSL Vifor anticipate a review opinion by the Committee for Medicinal Products for Human Use (CHMP) on the potential approval of the Conditional Marketing Authorization (CMA) application for sparsentan for the treatment of IgAN in Europe in the first quarter of 2024. If approved, sparsentan would receive CMA in all member states of the European Union, as well as in Iceland, Liechtenstein, and Norway.
•In January 2024, the Company announced that it had entered into an exclusive licensing agreement with Renalys Pharma, Inc., to bring sparsentan to patients in Japan and other countries in Asia. Following successful meetings with the Pharmaceuticals and Medical Devices Agency (PMDA) in 2023, Renalys plans to initiate an open label registrational study of sparsentan in Japan in the second quarter of 2024 to support potential approval of sparsentan in Japan. Results from the urine protein/creatinine ratio (UP/C) endpoint in the study are expected in the second half of 2025.
•In 2024, the Company expects additional data from its ongoing open-label studies evaluating the safety and efficacy of sparsentan in combination with sodium glucose cotransporter-2 inhibitors (SGLT2i) as well as from the ongoing SPARTAN Study evaluating the potential effect of FILSPARI as a first-line therapy in patients with newly diagnosed IgAN.
•In 2024, the Company anticipates inclusion of FILSPARI into the Kidney Disease Improving Global Outcomes (KDIGO) Clinical Practice Guideline for the Management of Glomerular Diseases.
Sparsentan – Focal Segmental Glomerulosclerosis (FSGS)
•In 2024, the Company is conducting additional analyses of FSGS data and will engage with regulators to evaluate potential regulatory pathways for a sparsentan FSGS indication.
Pegtibatinase – Classical HCU
•In December 2023, the Company initiated the pivotal Phase 3 HARMONY Study to support the potential approval of pegtibatinase for the treatment of HCU. The HARMONY Study is a global, randomized, multi-center, double-blind, placebo-controlled Phase 3 clinical trial designed to evaluate the efficacy and safety of pegtibatinase as a novel treatment to reduce total homocysteine (tHcy) levels. The trial is expected to enroll approximately 70 patients with a diagnosis of classical HCU and tHcy levels ≥50 μM while maintaining their standard-of-care treatment. The primary endpoint is relative geometric mean change in plasma tHcy levels from baseline compared to weeks 6 through 12. Durability of treatment response through 24 weeks of treatment will also be measured as a secondary endpoint. Topline results from the HARMONY Study are expected in 2026.
•The Company will also be initiating the ENSEMBLE Study, a Phase 3b, open-label, long-term extension, that will evaluate the ongoing efficacy and long-term safety of pegtibatinase in participants with HCU following their completion of the Phase 1/2 COMPOSE Study or the HARMONY Study. ENSEMBLE will include an optional protein tolerance modification sub-study that will evaluate if patients can increase their natural dietary protein intake and maintain an acceptable level of metabolic control while receiving pegtibatinase.
Conference Call Information
Travere Therapeutics will host a conference call and webcast today, Thursday, February 15, 2024, at 4:30 p.m. ET to discuss company updates as well as fourth quarter and full year 2023 financial results. To participate in the conference call, dial +1 (888) 256-1007 (U.S.) or +1 (323) 701-0225 (International), confirmation code 7983862 shortly before 4:30 p.m. ET. The webcast can be accessed on the Investor page of Travere’s website at ir.travere.com/events-presentations. Following the live webcast, an archived version of the call will be available for 30 days on the Company’s website.

Use of Non-GAAP Financial Measures
To supplement Travere’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP adjusted financial measures in this press release and the accompanying tables. The Company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Travere’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Travere believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the Company uses in making operating decisions.
Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future the Company may exclude other items, or cease to exclude items that it has historically excluded, for purposes of its non-GAAP financial measures; because of the non-standardized definitions, the non-GAAP financial measures as used by the Company in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.
As used in this press release, (i) the historical non-GAAP net loss measures exclude from GAAP net loss, as applicable, stock-based compensation expense, amortization and depreciation expense, and income tax; (ii) the historical non-GAAP SG&A expense measures exclude from GAAP SG&A expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense; (iii) the historical non-GAAP R&D expense measures exclude from GAAP R&D expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense.
About Travere Therapeutics
At Travere Therapeutics, we are in rare for life. We are a biopharmaceutical company that comes together every day to help patients, families, and caregivers of all backgrounds as they navigate life with a rare disease. On this path, we know the need for treatment options is urgent – that is why our global team works with the rare disease community to identify, develop, and deliver life-changing therapies. In pursuit of this mission, we continuously seek to understand the diverse perspectives of rare patients and to courageously forge new paths to make a difference in their lives and provide hope – today and tomorrow. For more information, visit travere.com
About FILSPARI (sparsentan)
FILSPARI (sparsentan) is a once-daily, oral medication designed to selectively target two critical pathways in the disease progression of IgAN (endothelin-1 and angiotensin II) and is the first and only non-immunosuppressive therapy approved for the treatment of this condition. FILSPARI is a prescription medicine indicated to reduce proteinuria in adults with primary IgAN at risk of rapid disease progression, generally a UPCR ≥1.5 g/g.
FILSPARI (sparsentan) U.S. Indication
FILSPARI is an endothelin and angiotensin II receptor antagonist indicated to reduce proteinuria in adults with primary immunoglobulin A nephropathy (IgAN) at risk of rapid disease progression, generally a UPCR ≥1.5 g/g.
This indication is granted under accelerated approval based on reduction in proteinuria. It has not been established whether FILSPARI slows kidney function decline in patients with IgAN. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory clinical trial.
FILSPARI (sparsentan) Important Safety Information
BOXED WARNING: HEPATOTOXICITY AND EMBRYO-FETAL TOXICITY
Because of the risks of hepatotoxicity and birth defects, FILSPARI is available only through a restricted program called the FILSPARI REMS. Under the FILSPARI REMS, prescribers, patients and pharmacies must enroll in the program.
Hepatotoxicity
Some Endothelin Receptor Antagonists (ERAs) have caused elevations of aminotransferases, hepatotoxicity, and liver failure. In clinical studies, elevations in aminotransferases (ALT or AST) of at least 3-times the Upper Limit of Normal (ULN) have been observed in up to 2.5% of FILSPARI-treated patients, including cases confirmed with rechallenge.
Measure transaminases and bilirubin before initiating treatment and monthly for the first 12 months, and then every 3 months during treatment. Interrupt treatment and closely monitor patients who develop aminotransferase elevations more than 3x Upper Limit of Normal (ULN).
FILSPARI should generally be avoided in patients with elevated aminotransferases (>3x ULN) at baseline because monitoring for hepatotoxicity may be more difficult and these patients may be at increased risk for serious hepatotoxicity.

Embryo-Fetal Toxicity
FILSPARI can cause major birth defects if used by pregnant patients based on animal data. Therefore, pregnancy testing is required before the initiation of treatment, during treatment and one month after discontinuation of treatment with FILSPARI. Patients who can become pregnant must use effective contraception before the initiation of treatment, during treatment, and for one month after discontinuation of treatment with FILSPARI.
Contraindications: FILSPARI is contraindicated in patients who are pregnant. Do not coadminister FILSPARI with angiotensin receptor blockers (ARBs), endothelin receptor antagonists (ERAs), or aliskiren.
Warnings and Precautions
•Hepatotoxicity:
Hepatotoxicity: Elevations in ALT or AST of at least 3-fold ULN have been observed. To reduce the risk of potential serious hepatotoxicity, measure serum aminotransferase levels and total bilirubin prior to initiation of treatment, monthly for the first 12 months, then every 3 months during treatment.
Advise patients with symptoms suggesting hepatotoxicity (nausea, vomiting, right upper quadrant pain, fatigue, anorexia, jaundice, dark urine, fever, or itching) to immediately stop treatment with FILSPARI and seek medical attention. If aminotransferase levels are abnormal at any time during treatment, interrupt FILSPARI and monitor as recommended.
Consider re-initiation of FILSPARI only when hepatic enzyme levels and bilirubin return to pretreatment values and only in patients who have not experienced clinical symptoms of hepatotoxicity.
Avoid initiation of FILSPARI in patients with elevated aminotransferases (>3x ULN) prior to drug initiation.
•Embryo-Fetal Toxicity: FILSPARI can cause fetal harm. Advise patients who can become pregnant of the potential risk to a fetus. Obtain a pregnancy test and advise patients who can become pregnant to use effective contraception prior to, during, and one month after discontinuation of FILSPARI treatment.
•FILSPARI REMS: FILSPARI is available only through a restricted program under a REMS called the FILSPARI REMS.
Important requirements include:
–Prescribers must be certified with the FILSPARI REMS by enrolling and completing training.
–All patients must enroll in the FILSPARI REMS prior to initiating treatment and comply with monitoring requirements.
–Pharmacies that dispense FILSPARI must be certified with the FILSPARI REMS and must dispense only to patients who are authorized to receive FILSPARI.
Further information is available at www.filsparirems.com or 1-833-513-1325.
Please see Full Prescribing Information for FILSPARI here
Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, these statements are often identified by the words “on-track”, “positioned”, “look forward to”, “will,” “would,” "may", "might", "believes", "anticipates", "plans", "expects", "intends," “potential” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements include, but are not limited to, references to: continued progress with the FILSPARI launch; the planned submission of an sNDA for full approval of FILSPARI and the anticipated timing and outcome thereof; statements regarding the potential approval of sparsentan for the treatment of IgAN in the EU and the anticipated timing thereof; the potential for pegtibatinase to become the first disease modifying therapy for people living with HCU; the timing and achievement of additional development and regulatory milestones, including expected data from additional studies; planned additional analyses of FSGS data and plans and timing for re-engaging with regulators; the advancement of the Company’s pipeline throughout the year; expectations regarding the Phase 3 HARMONY Study and the other studies described herein; the potential inclusion of FILSPARI in the KDIGO Clinical Practice Guideline for the Management of Glomerular Diseases; and statements regarding financial metrics and expectations related thereto. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the regulatory review and approval process, as well as risks and uncertainties associated with the Company’s business and finances in general and its recently announced strategic reorganization, the success of its commercial products and risks and uncertainties associated with the Company's preclinical and clinical stage pipeline. Specifically, the Company faces risks associated with market acceptance of its commercial products including efficacy, safety, price, reimbursement, and benefit over competing therapies, as well as risks associated with the successful development and execution of commercial strategies for such products, including FILSPARI. The risks and uncertainties the Company faces with respect to its preclinical and clinical stage pipeline include risk that the Company's clinical candidates will not be found to be safe or effective and that current or anticipated future clinical trials will not proceed as planned. Specifically, the Company faces risks related to the timing and potential outcome of its Phase 3 HARMONY Study and the other studies described herein, the timing and potential outcome of its planned sNDA submission for full approval of sparsentan in IgAN, and the risk that the results from the Phase 3 DUPLEX Study of sparsentan in FSGS will not serve as a basis for a regulatory submission for approval of sparsentan for FSGS. There is no guarantee that regulators will grant full approval of sparsentan for IgAN or FSGS. The Company also faces the risk that it will be unable to raise additional funding that may be required to complete development of any or all of its product candidates, including as a result of macroeconomic conditions; risks relating to the Company's dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and exclusivity periods and intellectual property rights of third parties; risks associated with regulatory interactions; and risks and uncertainties relating to competitive products, including current and potential future generic competition with certain of the Company’s products, and technological changes that may limit demand for the Company's products. The Company also faces additional risks associated with global and macroeconomic conditions, including health epidemics and pandemics, including risks related to potential disruptions to clinical trials, commercialization activity, supply chain, and manufacturing operations. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties, including under the heading “Risk Factors”, as included in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$58,176	$61,688
Marketable debt securities, at fair value	508,675	388,557
Accounts receivable, net	21,179	16,646
Inventory, net	9,410	4,523
Prepaid expenses and other current assets	19,335	12,033
Current assets of discontinued operations	—	2,990
Total current assets	616,775	486,437
Long-term inventory, net	31,494	—
Property and equipment, net	7,479	9,049
Operating lease right of use assets	18,061	21,000
Intangible assets, net	104,443	97,073
Other assets	10,661	10,684
Non-current assets of discontinued operations	—	48,342
Total assets	$788,913	$672,585
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$41,675	$17,290
Accrued expenses	118,991	95,742
Deferred revenue, current portion	7,096	11,976
Operating lease liabilities, current portion	4,909	4,433
Other current liabilities	5,237	5,722
Current liabilities of discontinued operations	—	7,000
Total current liabilities	177,908	142,163
Convertible debt	377,263	375,545
Deferred revenue, less current portion	1,835	10,931
Operating lease liabilities, less current portion	22,612	27,510
Other non-current liabilities	8,485	9,385
Non-current liabilities of discontinued operations	—	64,200
Total liabilities	588,103	629,734

Stockholders' Equity:
Preferred stock $0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and 2022	—	—
Common stock $0.0001 par value; 200,000,000 and 200,000,000 shares authorized; 75,367,117 and 64,290,570 issued and outstanding as of December 31, 2023 and 2022, respectively	7	6
Additional paid-in capital	1,327,881	1,059,975
Accumulated deficit	(1,125,622)	(1,014,223)
Accumulated other comprehensive loss	(1,456)	(2,907)
Total stockholders' equity	200,810	42,851
Total liabilities and stockholders' equity	$788,913	$672,585
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(unaudited)
Net product sales:
Tiopronin products	$25,217	$25,816	$98,329	$97,970
FILSPARI	14,699	—	29,208	—
Total net product sales	39,916	25,816	127,537	97,970
License and collaboration revenue	5,143	3,523	17,701	11,490
Total revenue	45,059	29,339	145,238	109,460

Operating expenses:
Cost of goods sold	4,564	868	11,450	4,420
Research and development	59,746	58,087	244,990	227,333
Selling, general and administrative	63,588	57,086	265,542	197,520
Restructuring	11,394	—	11,394	—
Total operating expenses	139,292	116,041	533,376	429,273

Operating loss	(94,233)	(86,702)	(388,138)	(319,813)

Other income (expenses), net:
Interest income	7,152	3,115	21,768	6,276
Interest expense	(2,821)	(2,858)	(11,334)	(11,014)
Other income, net	1,374	872	1,594	974
Loss on extinguishment of debt	—	—	—	(7,578)
Total other income (expense), net	5,705	1,129	12,028	(11,342)

Loss from continuing operations before income tax provision	(88,528)	(85,573)	(376,110)	(331,155)
Income tax provision on continuing operations	(68)	(63)	(223)	(313)

Loss from continuing operations, net of tax	(88,596)	(85,636)	(376,333)	(331,468)
(Loss) income from discontinued operations, net of tax	(1,577)	19,813	264,934	52,986
Net loss	$(90,173)	$(65,823)	$(111,399)	$(278,482)

Per share data
Basic and diluted:
Net loss per common share	$(1.18)	$(1.03)	$(1.50)	$(4.37)
Weighted average common shares outstanding	76,474,560	64,214,167	74,267,418	63,758,515
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP operating loss	$(94,233)	$(86,702)	$(388,138)	$(319,813)

R&D operating expense	(59,746)	(58,087)	(244,990)	(227,333)

Stock compensation	3,426	3,613	17,284	13,858
Amortization & depreciation	997	2,447	7,261	6,264
Subtotal non-GAAP items	4,423	6,060	24,545	20,122
Non-GAAP R&D expense	(55,323)	(52,027)	(220,445)	(207,211)

SG&A operating expense	(63,588)	(57,086)	(265,542)	(197,520)

Stock compensation	3,070	5,915	28,389	25,319
Amortization & depreciation	10,855	6,855	37,671	26,816
Subtotal non-GAAP items	13,925	12,770	66,060	52,135
Non-GAAP SG&A expense	(49,663)	(44,316)	(199,482)	(145,385)

Subtotal non-GAAP items	18,348	18,830	90,605	72,257
Non-GAAP operating loss	$(75,885)	$(67,872)	$(297,533)	$(247,556)

GAAP net loss	$(90,173)	$(65,823)	$(111,399)	$(278,482)
Non-GAAP operating loss adjustments	18,348	18,830	90,605	72,257
Income tax provision	68	63	223	313
Non-GAAP net loss (1)	$(71,757)	$(46,930)	$(20,571)	$(205,912)

Per share data
Basic and diluted:
Net loss per common share	$(0.94)	$(0.73)	$(0.28)	$(3.23)
Weighted average common shares outstanding	76,474,560	64,214,167	74,267,418	63,758,515

(1) Non-GAAP net loss includes income from discontinued operations but excludes non-GAAP adjustments for the effect of discontinued operations.
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.